                                                                EXHIBIT 23.11

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the OneMain.com, Inc. Employee Stock Purchase Plan of our report dated January 23, 1999 with respect to the financial statements of ZoomNet, Inc. included in the Registration Statement on Form S-4 (333-77063) and related prospectus of OneMain.com, Inc., filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP


Columbus, Ohio
May 13, 1999